SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 Motorola, Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                                Icahn Onshore LP
                                CCI Onshore Corp.
                          Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                       Icahn Partners Master Fund III L.P.
                                Icahn Offshore LP
                               CCI Offshore Corp.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                  Carl C. Icahn

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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


     Mr. Icahn has issued a press release today, a copy of which is filed herewith as Exhibit 1.


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       EXHIBIT 1

              PROXY GOVERNANCE, INC. RECOMMENDS MOTOROLA (NYSE:MOT)
             STOCKHOLDERS VOTE FOR CARL ICAHN ON THE GOLD PROXY CARD


New York, NY, April 26, 2007 - Carl C. Icahn today announced that PROXY Governance, Inc. (PGI) has recommended that stockholders of Motorola, Inc. vote their shares FOR the election of Mr. Icahn to the Motorola board of directors on the GOLD proxy card at Motorola's May 7, 2007 Annual Meeting of Stockholders. PGI, a respected provider of proxy voting analysis and advice to institutional investors, mutual fund management companies, and other fiduciaries, joins ISS in supporting MR. Icahn's candidacy.

Noting that "Icahn's record speaks for itself and we feel that his presence will act as a catalyst in making changes," PGI went on to state that "We believe Icahn can bring a different perspective to the board and has a keen sense on how to add value to both long-term and short-term shareholders." PGI added that "Icahn's willingness to tackle important governance matters only strengthens our opinion for an Icahn seat" and that "we feel he brings a set of skills and perspectives that will be additive to the board, based upon the nearly four decades that he has spent analyzing, owning and running companies."(1)

"I welcome the support of PROXY Governance, Inc." commented Mr. Icahn. "Along with the earlier endorsement by ISS, I believe it indicates the growing recognition by institutional investors that the status quo is no longer an alternative for Motorola. The costly misjudgments made by the company on the current board's watch are ample argument for the focused oversight and stricter accountability that significant stockholder representation on the board can provide." he continued. "I believe that PGI has clearly recognized that I am an owner of Motorola, that I am solely interested in what is best for the Company and its stockholders, and that I will act accordingly."

Stockholders who have previously voted Motorola's white proxy card can change their vote by voting the GOLD proxy by telephone, by Internet or by signing, dating and returning the GOLD card today. Anyone needing assistance in voting their shares may contact Mr. Icahn's proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-825-8772.

CONTACT: Susan Gordon (212) 702-4309

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.


-------------------------
(1) Permission from the author has been neither sought nor obtained for the use of these quotations.